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[LOGO OF JOHN HANCOCK]        Master COLI Application for Life Insurance
                              John Hancock Life Insurance Company of New York (hereinafter referred to as The Company)

Service Office:
COLI Unit
197 Clarendon Street
Boston, Massachusetts 02117   . For Corporate Owned Life Insurance (COLI) only.
                              . Print and use black ink. Any changes must be
                                initialed by the Owner's Authorized Officer.

Owner
__________________________________________________________________________________________________________________________

1.   a) Name(s) of Owner(s) ABC COMPANY

                 Street No. & Name, City, State, Zip code
     b) Address                                                      c) Tax ID
                  416 CENTER STREET, ANYTOWN AS 12346                   Number   1   2   3   4   5   6   7   8   9

__________________________________________________________________________________________________________________________
Policy Details - Also complete Application Supplement for Investment Allocation and Investor Suitability, form CP3111NY.
__________________________________________________________________________________________________________________________

2.   Plan Name          [X] Corporate VUL         [ ] Other ______________________________________________________________

3.   Supplementary Benefits [ ] __________________________________________________________________________________________

4.   Death Benefit Option      [X] Option 1(Face  Amount)      [ ] Option 2 (Face Amount plus Policy Value)

5.   Loan Interest Rate        [X] Variable                    [ ] Fixed

6.   Life Insurance Qualification Test

     [X] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

    [ ] Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under the policy.

     Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

__________________________________________________________________________________________________________________________
Corporate VUL
__________________________________________________________________________________________________________________________

[ ] Supplemental Face Amount (SFA) (Check only one option below.)

[ ] CHECK HERE IF THERE ARE POLICIES THAT HAVE A DIFFERENT SFA SCHEDULE
    (Policy specific changes from the SFA option below will be found on form CP0005NY.)

    [ ] Level SFA of $______________ for life of the policy
    [ ] Initial SFA of $______________ with Total Face Amount increasing by: ______% or $______________ per year for ______ policy years (level thereafter)
    [ ] Customized Level or Increasing Schedule (List by policy year. SFA decreases cannot be scheduled at issue. Please complete form CP0005NY.)
    [ ] Premium Cost Recovery: [ ] Initial SFA of $____________ with Total Face Amount increasing by Premium Cost Recovery:
                                   [ ] Recovery increase percentage _______%
                                   [ ] Recovery increase years (level thereafter) _______________

__________________________________________________________________________________________________________________________
Premiums
__________________________________________________________________________________________________________________________

7.   Frequency:         [X] Annual      [ ] Other ________________________________________________________________________

__________________________________________________________________________________________________________________________
Existing Insurance
__________________________________________________________________________________________________________________________

8. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new policy or contract?

        [ ] Yes [X] No If Yes, please complete the necessary replacement forms.

__________________________________________________________________________________________________________________________
Special Requests
__________________________________________________________________________________________________________________________

9.   a) [ ] Special Policy Date _______________________________________  b) [ ] Other ____________________________________

__________________________________________________________________________________________________________________________
Beneficiary Information
__________________________________________________________________________________________________________________________

10.  The beneficiary is to be the Owner unless shown otherwise on the Consent to
     Life Insurance form that is signed by the Proposed Life Insured.
__________________________________________________________________________________________________________________________
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3210NY (05/2006)

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                                  DECLARATIONS

I declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of my knowledge and believe they are correctly recorded. All such statements and answers are representations, not warranties.

In addition, I understand and agree that:

1. The Insurance Schedule, the Consent to Life Insurance forms, and any Application Supplement shall form part of the application for life insurance.

2. Insurance under any policy issued as a result of this application will not be effective, and no insurance shall be provided prior to the later of the date the first premium is paid in full and the date the policy has been delivered; provided that at the time of delivery there has been no deterioration in the insurability of any person proposed for life insurance as stated in the application, since the date of the application.

                OWNER/TAXPAYER CERTIFICATION - MUST BE COMPLETED

Under the penalties of perjury, I the Owner, certify that:

1. The number shown on Page 1 of the application is my correct taxpayer identification number (if number has not been issued, write "Applied for" in the box on Page 1), AND

2.   Check the applicable box:

     [ ] I am not subject to Backup Tax Withholding because (a) I am exempt from Backup Tax Withholding, or

          (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to Backup Tax Withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to Backup Tax Withholding, AND

     [X] The Internal Revenue Service (IRS) has notified me that I am subject to Backup Tax Withholding, AND

3.   I am a U.S. resident (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid Backup Tax Withholding.

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__________________________________________________________________________________________________________________________
Signatures (Please read all of the above Declarations and Owner/Taxpayer Certification before signing this form.)
__________________________________________________________________________________________________________________________

THIS APPLICATION FOR LIFE INSURANCE INCLUDES THE INSURANCE SCHEDULE OR CENSUS, CONSENT TO LIFE INSURANCE FORMS, APPLICATION SUPPLEMENT FOR INVESTMENT ALLOCATION AND INVESTOR SUITABILITY AND APPLICATION SUPPLEMENT - CUSTOMIZED SCHEDULE, IF APPLICABLE.

Signed at     City              State                       This                 Day of                               Year

____________________________________________                ______________       _________________________________    ______________
Signature of Agent/Registered Representative (as Witness)                        Signature of Authorized Officer

x                                                                                x
__________________________________________________________________________      ____________________________________________________
                                                                                Title

                                                                                ____________________________________________________
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3210NY (05/2006)

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